Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$(1,470,540)
Realized Gain (Loss) on Swap Contracts	(1,575,417)
Unrealized Gain (Loss) on Market Value of Commodity Futures	(12,745,230)
Unrealized gain (loss) on Fair Value of Swap Contracts	(1,276,431)
Dividend Income	2,304,968
Interest Income	770,864
ETF Transaction Fees	20,000
Total Income (Loss)	$(13,971,786)

Expenses
General Partner Management Fees	$347,549
Professional Fees	183,190
Brokerage Commissions	109,448
Directors' Fees and insurance	12,594
License fees	11,585
Total Expenses	$664,366
Net Income (Loss)	$(14,636,152)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/25	$982,775,138
Additions (3,100,000 Shares)	227,510,959
Withdrawals ((4,200,000) Shares)	(310,980,558)
Net Income (Loss)	(14,636,152)

Net Asset Value End of Month	$884,669,387
Net Asset Value Per Share (12,023,603 Shares)	$73.58

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596